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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 25, 2004, in the Registration Statement (Form S-1 No.XXXXXX) and related Prospectus of Matchnet Inc. for the registration of shares of its common stock.

                                            /s/ Ernst & Young LLP

Los Angeles, CA
August 3, 2004